UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2016
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01        Entry into a Material Definitive Agreement

On February 9, 2016, Uranium Energy Corp. (the "Company") entered into a second amended and restated credit agreement (the "Second Amended and Restated Credit Agreement") by and among (i) the Company, (ii) certain of the Company's U.S. subsidiaries, specifically, South Texas Mining Venture L.L.P., URN Texas GP, LLC and URN South Texas Project, Ltd., as guarantors (collectively, the "Guarantors"), (iii) Sprott Resource Lending Partnership, as agent ("Sprott") and (iv) Sprott Resource Lending Partnership, Resource Income Partners Limited Partnership and CEF (Capital Markets) Limited, as lenders (collectively, the "Lenders"), whereby the parties made certain further amendments (collectively, the "Second Amendments") to a US$20,000,000 senior secured credit facility (the "Credit Facility") made available to the Company on and subject to the terms and conditions of a credit agreement dated July 30, 2013 among the parties (the "Original Credit Agreement"), as amended by an amended and restated credit agreement dated March 13, 2014 among the parties (the "Amended and Restated Credit Agreement"), which Original Credit Agreement is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on August 5, 2013 and which Amended and Restated Credit Agreement is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on March 19, 2014.

Under the Credit Facility, the Company received initial funding in the amount of US$10,000,000 on July 30, 2013 (the "Initial Advance") and drew down a further US$10,000,000 pursuant to a second and third advance on March 13, 2014 in accordance with the terms of the Amended and Restated Credit Agreement, bringing the total principal amount outstanding under the Credit Facility to US$20,000,000.

The Second Amendments include, among other things, (i) an extension to the maturity date of the Credit Facility from July 31, 2017 to January 1, 2020 (the "Second Credit Facility Extension"), (ii) deferral of the monthly principal payments commencement date from July 31, 2016 to February 1, 2019, and (iii) decrease of the exercise price under the 2,600,000 common stock purchase warrants issued to the Lenders, on a pro rata basis, in connection with the Initial Advance (the "Bonus Warrants") to US$1.35 and an extension of the exercise period under Bonus Warrants to January 30, 2020. In addition, should any principal be outstanding on each of February 1, 2017, 2018 and 2019 (each, a "Second Extension Annual Fee Payment Date"), an annual fee will be due by the Company to the Lenders in cash or common shares of the Company (each a "Second Extension Annual Fee Share Payment"), at the option of the Company, at the rate of 5.5%, 4.5% and 4.5%, respectively, on each such date. The Second Extension Annual Fee Share Payment is to be payable (if at all) in such number of common shares of the Company determined on the basis of a 10% discount to the five trading-day volume-weighted average trading price of the Company's common shares on the NYSE MKT immediately prior to the applicable date. No Second Extension Annual Fee Share Payment is payable on a Second Extension Annual Fee Payment Date should the Credit Facility be repaid in full prior to such date.

In connection with the Second Credit Facility Extension, the Company has issued to the Lenders, on a pro rata basis, an aggregate of 959,163 restricted common shares of the Company as a second extension fee.

The description set forth above is qualified in its entirety by the Second Amended and Restated Credit Agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02       Unregistered Sales of Equity Securities

In consideration for the Second Credit Facility Extension described in Item 1.01 of this Current Report on Form 8-K, the Company issued to the Lenders, on a pro rata basis, 959,163 restricted common shares of the Company.

In connection with the issuance of these shares, the Company relied on exemptions from registration under the U.S. Securities Act provided by Regulation S for two of the three Lenders and by Rule 506 of Regulation D for the third Lender, in each case based on representations and warranties provided by the Lenders in the Amended and Restated Credit Agreement.

Item 9.01       Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

Not applicable.

(b)        Pro forma Financial Information

Not applicable.

(c)        Shell Company Transaction

Not applicable.

(d)        Exhibits
Exhibit	Description
10.1	Amended and Restated Credit Agreement dated February 9, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: February12, 2016	By: /s/ Pat Obara Pat Obara Chief Financial Officer

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